Zoom Technologies Invests In Unity Business Networks

Zoom acquires 15% equity plus option to buy 100% of Unity

Boston, MA, July 31, 2007 -Zoom Technologies, Inc. (NASDAQ: ZOOM), a leading producer of modems and other communication products, today announced that it has invested $1.06 million in Unity Business Networks LLC, a leading hosted business VoIP service provider. For its investment Zoom received preferred shares for a 15% interest in Unity, specified veto rights, and an option to buy all of Unity in early 2009 at a predetermined multiple based on Unity’s performance in 2008. Frank Manning, Zoom’s President and CEO, will immediately become a member of Unity’s 5-member Board of Directors.

Founded in 2003, Unity Business Networks is a privately-owned communications company providing local, long-distance and Internet services to single and multi-site businesses in Colorado, Minnesota, and Oregon. Their Hosted IP Phone System provides businesses access to advanced capabilities to enhance productivity with high flexibility, and an exceptionally strong level of proactive professional support. In January 2007 the Denver Post named Unity as Colorado’s largest provider of hosted PBX services. In July 2007 the Denver Business Journal named Unity as one of Colorado’s top 25 fastest growing businesses. Unity’s revenues for the second quarter ended June 30, 2007 were $930 thousand, up 45% from the second quarter of 2006. Unity’s net income for the second quarter of 2007 was $129 thousand.

“We are excited about the Unity investment because Unity is a profitable, well-managed company providing high-performance VoIP service to business,” said Frank Manning, Zoom’s President and CEO. “Hosted VoIP for business is a high-growth area that is a good fit with Zoom’s existing business and technology expertise. In the near term we hope that our investment and our experience will help Unity to meet their aggressive growth plan. Our hope is that Unity will meet their plan, that Zoom will choose to exercise its option to acquire Unity, and that we will continue to grow the business with the support of the Unity team, whose managers will become significant shareholders in Zoom. If successful, the Unity investment will give Zoom a significant presence in hosted VoIP, a market projected for dramatic sustained growth according to industry analysts. In addition, the investment will help Zoom’s development of new hardware products for the VoIP market by giving Zoom better insight into the needs of hosted VoIP service providers.”

“With years of client-first process refinement and operational automation under our belt, the Unity team is positioned to take full advantage of our leadership position in a fast-growing market,” said Bob Paulsen, Unity’s President. “With Zoom's influx of growth capital, along with their VoIP expertise and business experience, we feel confident in our ability to accelerate growth without compromising quality.”

“Zoom has a track record of successful investments,” said Frank Manning, “including the asset purchases of Hayes and Boca Research, our $0.44 million investment in Intermute in 1999 which yielded a profit of $5.6 million, and the purchase and sale of our headquarters building which brought a profit of $5.5 million. We hope that our Unity investment continues this strong investment track record, and that Unity becomes the first among a group of new strategic investments designed to expand Zoom into new growth areas.”

Zoom has scheduled a conference call for Tuesday July 31st at 10:00 a.m. Eastern Time to discuss the Unity investment and Zoom’s results for the second quarter of 2007. You may access the conference call by dialing (800) 262-1292 for calls made within the United States and (719) 457-2680 for calls made from outside the United States. The call will also be simulcast to stock analysts and other interested parties on Zoom’s website (www.zoom.com/Q2) and to other financial and investor-oriented websites via the CCBN/StreetEvents network. Shortly after the conference call, a recording of the call will be available on Zoom’s website. For additional information, please contact Investor Relations, Zoom Technologies, 207 South Street, Boston, MA 02111, telephone (617) 753-0698, email investor@zoom.com, or visit Zoom’s website at www.zoom.com.

About Zoom Technologies

Zoom Technologies, Inc. designs, produces, markets, and supports communication products under the Zoom, Hayes®, and Global Village® brands. Zoom is headquartered in Boston, and its European sales and support center is in the UK. Zoom markets its products in over forty countries, and provides multi-lingual support from its offices in Boston, Florida, and the UK. For more information about Zoom and its products, please see www.zoom.com.

Forward Looking Statements

This release contains forward-looking information relating to Zoom’s plans, expectations, and intentions, including statements relating to Zoom’s hopes for Unity and for future investments. Actual results may be materially different from expectations as a result of known and unknown risks, including: the need for additional funding which Zoom may be unable to obtain; declining demand for certain of Zoom’s products; delays, unanticipated costs, interruptions or other uncertainties associated with Zoom’s production and shipping capabilities in Mexico; Zoom’s reliance on an outsourcing partner to conduct production operations in Mexico; Zoom’s dependence on key employees; the uncertainty of future demand from any specific customer or for all of Zoom’s customers as a group; Zoom’s reliance on a relatively limited number of customers for sale of its products; Zoom’s reliance on international sales; the uncertainty of the regulatory environment for Zoom’s products; uncertainty of new product development and introduction, including budget overruns, project delays, and the risk that newly introduced products may contain undetected errors or defects or otherwise not perform as anticipated; Zoom’s dependence on one or a limited number of suppliers for certain key components; rapid technological change; competition; factors affecting Zoom’s liquidity; and other risks set forth in Zoom’s filings with the Securities and Exchange Commission. Zoom cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Zoom expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Zoom’s expectations or any change in events, conditions or circumstance on which any such statement is based.